EXHIBIT (a)(5)(vi)

Contacts:
Asset Acceptance Capital Corp.	Noel Ryan III
Lambert, Edwards & Associates 616-233-0500/aacc@lambert- edwards.com
Asset Acceptance Capital Corp. Announces Extension of Tender Offer
Warren, Mich., June 1, 2007 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced that it will extend until June 12, 2007 the expiration date of its previously announced cash tender offer (the “Offer”) to purchase up to 1,858,000 shares (plus up to an additional 2% of shares outstanding) in a price range of $18.25 to $20.00 per share. The expiration of the Offer has been extended to coincide with the financing timeline, which has been revised to accommodate more favorable pricing terms. The tender offer will now expire at 5:00 p.m. New York City time on June 12, 2007, unless further extended. Tenders of AACC common stock must be made prior to the extended expiration time of the Offer and may be withdrawn at any time prior to that time. Holders of AACC common stock who tendered their shares prior to the date of this release are NOT required to submit a new Letter of Transmittal to tender their shares. As of midnight, New York City time, on May 31, 2007, 499 shares had been tendered.
J.P. Morgan Securities Inc. is the dealer manager for the Offer. MacKenzie Partners, Inc. is the information agent and LaSalle Bank, National Association is the depositary in the Offer.
About AACC
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements which are forward-looking statements. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “plans,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, ability to achieve anticipated cost savings from office closings without the disruption of collections associated with these offices, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” or similar headings and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.